    As filed with the Securities and Exchange Commission on August 16, 2000

                                                  Registration No. 333-_________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                       PERICOM SEMICONDUCTOR CORPORATION
            (Exact name of Registrant as Specified in Its Charter)
                            _______________________

          California                                        77-0254621
   (State or Other Jurisdiction                          (I.R.S. Employer
 of Incorporation or Organization)                     Identification No.)

                               2380 Bering Drive
                          San Jose, California  95131
                   (Address of Principal Executive Offices)

                       2000 Employee Stock Purchase Plan
                           (Full Title of the Plan)
                            _______________________

                              Patrick B. Brennan
                  Vice President, Finance and Administration
                       Pericom Semiconductor Corporation
                               2380 Bering Drive
                          San Jose, California  95131
                    (Name and Address of Agent for Service)

                                (408) 435-0800
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                              Cori M. Allen, Esq.
                            Morrison & Foerster LLP
                              755 Page Mill Road
                          Palo Alto, California 94304
                                (650) 813-5600
                          __________________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                  Proposed                  Proposed
                                Amount                  Maximum                    Maximum                 Amount of
Title of Securities             to be               Offering Price           Aggregate Offering           Registration
to be Registered              Registered             Per Share(1)                 Price(1)                    Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share                300,000                $50.78125                 $15,234,375                 $4,022

============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Pericom Semiconductor Corporation Common Stock reported on the Nasdaq National Market on August 11, 2000.

    In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Pericom Semiconductor Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the year ended July 3, 1999, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 20, 2000 filed with the Commision pursuant to the Exchange Act.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated October 30, 1997 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Under Section 317 of the California Corporations Code, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide for mandatory indemnification of its directors and executive officers and permissive indemnification of its employees and agents, to the fullest extent permissible under California law.

     The Registrant's Articles of Incorporation provide that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under California law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated entities, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant has obtained directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

     The Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-35327) which became effective on October 30, 1997 (the "Registration Statement on Form S-1")).

     4.2 Registrant's Bylaws and amendments thereto (incorporated by reference to Exhibit 3.3 and 3.4 to the Registration Statement on Form S-1).

     5.1   Opinion of Morrison & Foerster LLP.

     23.1  Consent of Morrison & Foerster LLP. (included in Exhibit 5.1).

     23.2  Consent of Independent Accountants.

     24.1  Power of Attorney (see signature page).

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Pericom Semiconductor Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 16, 2000.

                                    PERICOM SEMICONDUCTOR CORPORATION

                                    By: /s/ Alex C. Hui
                                        -----------------------------------
                                          Alex C. Hui
                                          Chief Executive Officer, President
                                          and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Patrick B. Brennan, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                Title                                Date
                ---------                                -----                                ----
                                        Chief Executive Officer, President and           August 16, 2000
/s/  Alex Chi-Ming Hui                  Chairman of the Board of Directors
-----------------------------------     (Principal Executive Officer)
Alex Chi-Ming Hui


/s/  Patrick B. Brennan                 Vice President, Finance and Administration       August 16, 2000
-----------------------------------     (Principal Financial and Accounting Officer)
Patrick B. Brennan

/s/  Chi-Hung (John) Hui                Vice President, Technology and Director          August 16, 2000
-----------------------------------
Chi-Hung (John) Hui

                Signature                                Title                                Date
                ---------                                -----                                ----
/s/  Tay Tiam Song                      Director                                         August 16, 2000
-----------------------------------
Tay Tiam Song

/s/  Jeffrey Young                      Director                                         August 16, 2000
-----------------------------------
Jeffrey Young

/s/  Millard Phelps                     Director                                         August 16, 2000
-----------------------------------
Millard Phelps

/s/  Hau L. Lee                         Director                                         August 16, 2000
-----------------------------------
Hau L. Lee

EXHIBIT INDEX


Exhibit
Number                   Description
------                   -----------

 4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrants' Registration Statement on Form S-1 (Commission File No. 333-35327) which became effective on October 30, 1997 (the "Registration Statement on Form S-1")).

 4.2 Registrant's Bylaws and amendments (incorporated by reference to Exhibit 3.3 and 3.4 to the Registration Statement on Form S-1).

 5.1      Opinion of Morrison & Foerster LLP.

23.1      Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2      Consent of Independent Accountants.

24.1      Power of Attorney (see signature page).